UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2013

First Horizon National Corporation
(Exact name of registrant as specified in its charter)

TN (State or other Jurisdiction of Incorporation)	001-15185 (Commission File Number)	62-0803242 (IRS Employer Identification Number)

165 Madison Avenue Memphis, TN (Address of Principal Executive Offices)		38103 (Zip Code)

Registrant’s telephone number, including area code: (901) 523-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

1.	Dividend Declarations and Share Repurchase Program Extension

On January 23, 2013, the Board of Directors of First Horizon National Corporation (“FHN”) declared a quarterly dividend of $0.05 per share of common stock payable April 1, 2013 to common shareholders of record on March 15, 2013. The dividend represents an increase compared to the $0.01 rate declared each quarter in 2012. On the same day, the Board of Directors of FHN also increased its share repurchase program launched in fourth quarter 2011 by $100 million to a total of $300 million and extended the program through January 2014 (approximately $175 million has been repurchased under the prior authorization through December 31, 2012). The program enables FHN to repurchase its common stock in the open market, in privately negotiated transactions or otherwise, subject to market conditions.

On January 23, 2013 the Board of Directors of FHN’s subsidiary, First Tennessee Bank National Association, declared a special dividend payable to FHN, as sole holder of its common stock, of $180 million.

2.	Financial Supplement and Investor Slide Presentation

Filed as Exhibit 99.1 is a copy of selected information derived from FHN’s Financial Supplement, Investor Slide Presentation and Press Release for the quarter ended December 31, 2012.

3.	Consolidated Statements of Comprehensive Income

Included in this Current Report on Form 8-K is FHN’s Consolidated Statements of Comprehensive Income which reflects the retrospective adoption of a new accounting pronouncement with respect to the financial information contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011. As previously disclosed, FHN adopted Accounting Standard Update (ASU) No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, which requires presentation of the components of net income and other comprehensive income either as one continuous statement or as two consecutive statements and eliminates the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity. The standard does not change the items that must be reported in other comprehensive income, how such items are measured or when they must be reclassified to net income.

Exhibit 99.2 presents the retrospective application of ASU 2011-05, as revised by ASU No. 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05, for the fiscal years ended December 31, 2011, 2010, and 2009 and should be read in conjunction with the information in the FHN’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

4.	Risk Factors

Filed as Exhibit 99.3 is Item 1A, Risk Factors, of Part I of FHN’s Annual Report on Form 10-K for the year ended December 31, 2011, updated through September 30, 2012.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit #	Description

99.1	Selected information derived from Financial Supplement, Investor Slide Presentation and Press Release for the quarter ended December 31, 2012.

99.2	Consolidated Statements of Comprehensive Income.

99.3	Risk Factors.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation
(Registrant)

By:	/s/ William C. Losch III

Name:	William C. Losch III
Title:	Executive Vice President and Chief Financial Officer

Date: January 24, 2013

EXHIBIT INDEX

99.1	Selected information derived from Financial Supplement, Investor Slide Presentation and Press Release for the quarter ended December 31, 2012.

99.2	Consolidated Statements of Comprehensive Income.

99.3	Risk Factors.